Exhibit 10.2

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of July 12, 2021, is entered into by and among CBRE Acquisition Holdings, Inc., a Delaware corporation (“CBAH”), CBAH Merger Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of CBAH (“First Merger Sub”), CBAH Merger Sub II, LLC, a Delaware limited liability company and wholly-owned subsidiary of CBAH (“Second Merger Sub”) and each direct or indirect stockholder of the Company (as defined below) set forth on the signature pages hereto (each, a “Stockholder”).

RECITALS

WHEREAS, concurrently herewith, Altus Power, Inc., a Delaware corporation (the “Company”), Altus Power America Holdings, LLC, a Delaware limited liability company (“Holdings”), APAM Holdings, LLC, a Delaware limited liability company (“APAM”), CBAH, First Merger Sub and Second Merger Sub are entering into a Business Combination Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement), pursuant to which (and subject to the terms and conditions set forth therein), among other things, (i) prior to the Closing, the Company and its Affiliates will effect, or cause to be effected, the Reorganization, (ii) First Merger Sub will merge with and into the Company, with the Company surviving such merger as a wholly-owned subsidiary of CBAH and (iii) the Company will merge with and into Second Merger Sub, with Second Merger Sub surviving such merger as a wholly-owned subsidiary of CBAH (the mergers in (ii) and (iii), collectively, the “Mergers”);

WHEREAS, as of the date hereof, each Stockholder is a record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of the equity interests set forth on such Stockholder’s signature page to this Agreement (collectively, the “Owned Shares”; the Owned Shares and any additional shares of Company Capital Stock (or any securities convertible into or exercisable or exchangeable for Company Capital Stock) in which such Stockholder acquires record or beneficial ownership after the date hereof, including by purchase, as a result of the Reorganization, a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Shares”);

WHEREAS, as a condition and inducement to the willingness of the CBAH, First Merger Sub and Second Merger Sub to enter into the Business Combination Agreement, each Stockholder is entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, CBAH, First Merger Sub, Second Merger Sub and each Stockholder hereby agree as follows:

1. Agreement to Vote. Subject to the terms and conditions hereof, prior to the Termination Date (as defined below), each Stockholder, solely in his, her or its capacity as a direct or indirect stockholder of the Company, irrevocably and unconditionally agrees, and agrees to cause any other holder of record of any of such Stockholder’s Covered Shares, to validly execute and deliver to the Company in respect of all of such Stockholder’s Covered Shares, on (or effective as of) the fifth (5th) Business Day following the date that the Registration Statement becomes effective, the written consent that will be solicited by the Company from such Stockholder pursuant to the Business Combination Agreement to obtain the Company Requisite Approval. In addition, prior to the Termination Date, each Stockholder, in his, her or its capacity as a direct or indirect stockholder of the Company, irrevocably and unconditionally agrees (subject to the last paragraph of this Section 1 with respect to the Preferred Stockholder (as defined below)) that, at any other meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of stockholders of the Company, such Stockholder shall, and shall cause any other holder of record of any of such Stockholder’s Covered Shares to:

(a) when such meeting is held, appear at such meeting or otherwise cause such Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Stockholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by such Stockholder or such other holder of record of such Covered Shares) in favor of the Mergers and the adoption of the Business Combination Agreement and any other matters necessary or reasonably requested by the Company for consummation of the Mergers and the other transactions contemplated by the Business Combination Agreement; and

(c) vote (or execute and return an action by written consent), or cause to be voted at such meeting, or validly execute and return and cause such consent to be granted with respect to, all of such Stockholder’s Covered Shares against any Acquisition Proposal or any proposal relating to a Acquisition Proposal and any other action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Mergers or any of the other transactions contemplated by the Business Combination Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Business Combination Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of such Stockholder contained in this Agreement.

The obligations of each Stockholder specified in this Section 1 shall apply whether or not the Mergers or any action described above is recommended by the Company Board or the Company Board has previously recommended the Mergers but withdrew or otherwise changed such recommendation. Furthermore, the Stockholders, in their capacity as direct or indirect equityholders of Altus Power America Holdings, LLC and APAM Holdings, LLC, shall consent to the completion of the Reorganization and use commercially reasonable efforts to assist in facilitation of the same.

Notwithstanding the foregoing or anything to the contrary herein, nothing in this Agreement shall obligate GSO Altus Holdings LP (the “Preferred Stockholder”), in its capacity as a holder of Company Preferred Stock or as the Holder Representative (as defined in the Series A Redeemable Preferred Stock Certificate of Designations of the Company), to vote in favor of, consent to or otherwise approve the Mergers, any other Transaction or the adoption of the Business Combination Agreement to the extent that, at the Closing, all of the outstanding Company Preferred Stock will not be redeemed in cash in full for an amount equal to the Company Preferred Stock Redemption Price for such Company Preferred Stock as of the Closing Date pursuant to and in accordance with Section 2.02 of the Business Combination Agreement, and any such vote, consent or approval provided by the Preferred Stockholder following the date hereof in favor of the Mergers and the adoption of the Business Combination Agreement may be conditioned upon all Company Preferred Stock being redeemed at the Closing in cash in full for an amount equal to the Company Preferred Stock Redemption Price for such Company Preferred Stock as of the Closing Date.

2. No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that such Stockholder shall not (and shall cause any other holder of record of such Stockholder’s Covered Shares not to), at any time prior to the Termination Date, (a) enter into any voting agreement or voting trust with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (b) grant a proxy or power of attorney with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, or (c) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

3. Termination. This Agreement shall terminate upon the earliest of (a) the Second Effective Time, (b) the termination of the Business Combination Agreement in accordance with its terms, and (c) the time this Agreement is terminated upon the mutual written agreement of CBAH, First Merger Sub, Second Merger Sub and each Stockholder (the earliest such date under clauses (a), (b) and (c) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 10 through 21 shall survive the termination of this Agreement; provided, further, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of such party’s Willful Breach of this Agreement prior to such termination.

4. Representations and Warranties of Each Stockholder. Each Stockholder hereby represents and warrants to CBAH as to itself as follows:

(a) Such Stockholder is the only record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Covered Shares, free and clear of Liens other than as created by this Agreement or the organizational documents of the Company (including, for the purposes hereof, any agreements between or among stockholders of the Company). As of the date hereof, other than the Covered Shares, such Stockholder does not own beneficially or of record any shares of capital stock of the Company (or any securities convertible into shares of capital stock of the Company) or any interest therein.

(b) Such Stockholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to such Stockholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from performing and satisfying, its obligations pursuant to this Agreement.

(c) Such Stockholder affirms that (i) if such Stockholder is a natural person, he or she has all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby, and (ii) if such Stockholder is not a natural person, (A) it is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization and (B) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such

Stockholder from, or to be given by such Stockholder to, or be made by such Stockholder with, any Governmental Authority in connection with the execution, delivery and performance by such Stockholder of this Agreement, the consummation of the transactions contemplated hereby or the Mergers and the other transactions contemplated by the Business Combination Agreement.

(e) The execution, delivery and performance of this Agreement by such Stockholder do not, and the consummation of the transactions contemplated hereby or the Mergers and the other transactions contemplated by the Business Combination Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the limited partnership agreement or similar governing documents of such Stockholder (if such Stockholder is not a natural person), (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Stockholder pursuant to any Contract binding upon such Stockholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 4(d), under any applicable Law to which such Stockholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon such Stockholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Mergers or the other transactions contemplated by the Business Combination Agreement.

(f) As of the date of this Agreement, there is no action, proceeding or investigation pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder that questions the beneficial or record ownership of such Stockholder’s Owned Shares, the validity of this Agreement or the performance by such Stockholder of its obligations under this Agreement.

(g) Such Stockholder understands and acknowledges that CBAH is entering into the Business Combination Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Stockholder contained herein.

(h) No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which CBAH or the Company or any of their respective Subsidiaries is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by such Stockholder in his, her or its capacity as a stockholder or, to the knowledge of such Stockholder, on behalf of such Stockholder in his, her or its capacity as a stockholder.

5. Certain Covenants of Each Stockholder. Except in accordance with the terms of this Agreement, each Stockholder hereby covenants and agrees as follows:

(a) No Solicitation. Subject to Section 6 hereof, prior to the Termination Date, each Stockholder agrees not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (iv) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Acquisition Proposal or (v) resolve or agree to do any of the foregoing. Each Stockholder also agrees that, immediately following the execution of this Agreement, such Stockholder shall, and shall use commercially reasonable efforts to cause its Representatives to, cease any solicitations, discussions or negotiations with any Person (other than the Parties and their respective Representatives) conducted heretofore in connection with an Acquisition Proposal or any inquiry or request for information that could reasonably be expected to lead to, or result in, an Acquisition Proposal. Each Stockholder shall promptly (and in any event within one Business Day) notify, in writing, the Company of the receipt of any inquiry, proposal, offer or request for information received after the date hereof that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal.

Each Stockholder shall promptly (and in any event within one Business Day) keep the Company reasonably informed of any material developments with respect to any such inquiry, proposal, offer, request for information or Acquisition Proposal (including any material changes thereto).

Notwithstanding anything in this Agreement to the contrary, (i) no Stockholder shall be responsible for the actions of the Company or the Company Board (or any committee thereof), any Subsidiary of the Company, or any officers, directors or employees of any of the foregoing (in their respective capacities as such) or any professional advisors of any of the foregoing (collectively, the “Company Related Parties”), including with respect to any of the matters contemplated by this Section 5(a), (ii) no Stockholder makes any representations or warranties with respect to the actions of any of the Company Related Parties, and (iii) any breach by the Company of its obligations under Section 6.06 of the Business Combination Agreement shall not be considered a breach of this Section 5(a) (it being understood for the avoidance of doubt that each Stockholder shall remain responsible for any breach by such Stockholder or his, her or its Representatives (other than any such Representative that is a Company Related Party) of this Section 5(a)).

(b) Each Stockholder hereby agrees not to, directly or indirectly, other than in connection with the Reorganization, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any Contract or option with respect to the Transfer of, any of such Stockholder’s Covered Shares, or (ii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate of such Stockholder (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to CBAH, to assume all of the obligations of such Stockholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 5(b) shall not relieve such Stockholder of its obligations under this Agreement. Any Transfer in violation of this Section 5(b) with respect to such Stockholder’s Covered Shares shall be null and void.

(c) Each Stockholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

6. Further Assurances. From time to time, at CBAH’s request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement (including the Reorganization and the Mergers). Each

Stockholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against CBAH, CBAH’s Affiliates, the Sponsor, the Company, the Company’s Affiliates or any of their respective successors and assigns (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Business Combination Agreement (including the allocation of the consideration payable as part of the Mergers and the Reorganization pursuant to the terms of the Business Combination Agreement) or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Business Combination Agreement relating to the negotiation, execution or delivery of this Agreement or the Business Combination Agreement or the consummation of the transactions contemplated by this Agreement or the Business Combination Agreement.

7. Disclosure. Each Stockholder hereby authorizes the Company and CBAH to publish and disclose in any announcement or disclosure required by the SEC such Stockholder’s identity and ownership of the Covered Shares and the nature of such Stockholder’s obligations under this Agreement; provided, that prior to any such publication or disclosure the Company and CBAH have provided such Stockholder with an opportunity to review and comment upon such announcement or disclosure, which comments the Company and CBAH will consider in good faith; provided, further, that the foregoing proviso shall not apply to any such publication or disclosure the content of which concerning the foregoing does not substantially differ from any prior such publication or disclosure.

8. Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in the Company’s capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like (including the Reorganization), the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by CBAH, First Merger Sub, Second Merger Sub and each Stockholder.

10. Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express, to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice made pursuant to this Section 11):

if to a Stockholder, to it at:

the address (including email) set forth in the Company’s books and records, or to such other address or to the attention of such other person as such Stockholder has specified by prior written notice to the sending party with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention: Carl P. Marcellino

Facsimile: (646) 728-1523

Email:       carl.marcellino@ropesgray.com

if to CBAH, First Merger Sub or Second Merger Sub, to it at:

CBRE Acquisition Holdings, Inc.

2100 McKinney Avenue, Suite 1250

Dallas, TX 75201

Attention: Cash Smith

Email:      Cash.Smith@cbre.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Mark Pflug

     William Brentani

Email:       mpflug@stblaw.com

   wbrentani@stblaw.com

12. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in CBAH any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of any Stockholder. All rights, ownership and economic benefits of and relating to the Covered Shares of each Stockholder shall remain vested in and belong to such Stockholder, and CBAH shall have no authority to direct such Stockholder in the voting or disposition of any of such Stockholder’s Covered Shares, except as otherwise provided herein.

13. Entire Agreement. This Agreement and the Business Combination Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and thereof.

14. No Third-Party Beneficiaries. Each Stockholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of the CBAH in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto; provided, that the Company shall be an express third party beneficiary with respect to Section 4 and Section 5(b) hereof.

15. Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to conflicts of laws principles or rules to the extent such principles or rules are not mandatorily applicable and would require or permit the application of the Law of any jurisdiction other than the State of Delaware.

(b) In addition, each of the parties (i) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any state or federal court located in the State of Delaware having subject matter jurisdiction, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any state or federal court located in the State of Delaware having subject matter jurisdiction, and (iv) consents to service of process being made through the notice procedures set forth in Section 11.

(c) EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of each other party, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

17. Enforcement. The rights and remedies of the parties shall be cumulative with and not exclusive of any other remedy conferred hereby. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including each Stockholder’s obligations to vote its Covered Shares as provided in this Agreement, in the Court of Chancery of the State of Delaware or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any state or federal court located in the State of Delaware, without proof of actual damages or otherwise (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.

18. Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in a manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement; it being understood that each party need not sign the same counterpart. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

20. Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

21. Capacity as a Stockholder. Notwithstanding anything herein to the contrary, each Stockholder signs this Agreement solely in such Stockholder’s capacity as a direct or indirect stockholder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of such Stockholder or any Affiliate, employee or designee of such Stockholder or any of their respective Affiliates in his or her capacity, if applicable, as an officer or director of the Company or any other Person.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

STOCKHOLDER

ALTUS POWER AMERICA HOLDINGS, LLC

By:	/s/ Gregg Felton
Name:	Gregg Felton
Title:	President

Owned Shares:

1,029	Shares of Common Stock of the Company

0	Shares of Series A Redeemable Preferred Stock of the Company

0	Common Units of Holdings

0	Vested Common Units of APAM

0	Unvested Common Units of APAM

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

STOCKHOLDER

APAM HOLDINGS LLC

By:	/s/ Gregg Felton
	Name:	Gregg Felton
	Title:	Manager

Owned Shares:

0	Shares of Common Stock of the Company

0	Shares of Series A Redeemable Preferred Stock of the Company

57,169,339	Common Units of Holdings

0	Vested Common Units of APAM

0	Unvested Common Units of APAM

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

STOCKHOLDER

START CAPITAL LLC

By:	/s/ Lars Norell
	Name:	Lars Norell
	Title:	Managing Member

Owned Shares:

0	Shares of Common Stock of the Company

0	Shares of Series A Redeemable Preferred Stock of the Company

0	Common Units of Holdings

11,465,611	Vested Common Units of APAM

0	Unvested Common Units of APAM

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

STOCKHOLDER

FELTON ASSET MANAGEMENT LLC

By:	/s/ Gregg Felton
	Name:	Gregg Felton
	Title:	Managing Member

Owned Shares:

0	Shares of Common Stock of the Company

0	Shares of Series A Redeemable Preferred Stock of the Company

0	Common Units of Holdings

6,889,766	Vested Common Units of APAM

0	Unvested Common Units of APAM

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

STOCKHOLDER

/s/ Tony Savino
Name:	Anthony Savino

Owned Shares:

0	Shares of Common Stock of the Company

0	Shares of Series A Redeemable Preferred Stock of the Company

0	Common Units of Holdings

1,890,062	Vested Common Units of APAM

50,000	Unvested Common Units of APAM

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

STOCKHOLDER

GSO ALTUS HOLDINGS LP

By:	GSO Altus Holdings Associates LLC, its general partner

By:	/s/ Marisa Beeney
	Name:	Marisa Beeney
	Title:	Authorized Signatory

Owned Shares:

0	Shares of Common Stock of the Company

208,000	Shares of Series A Redeemable Preferred Stock of the Company

24,501,145	Common Units of Holdings

0	Vested Common Units of APAM

0	Unvested Common Units of APAM

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

CBRE ACQUISITION HOLDINGS, INC.

By:	/s/ Cash J. Smith
	Name:	Cash J. Smith
	Title:	President, Chief Financial Officer and Secretary

CBAH MERGER SUB I, INC.

By:	/s/ Cash J. Smith
	Name:	Cash J. Smith
	Title:	President and Secretary

CBAH MERGER SUB II, LLC

By:	/s/ Cash J. Smith
	Name:	Cash J. Smith
	Title:	President and Secretary

[Signature Page to Support Agreement]